Exhibit 99.1

RELEASE OF CLAIMS AGREEMENT

This Release of Claims Agreement (“Agreement”) is entered into by and between Thomas L. Tullie (“Executive”) and Applied Micro Circuits Corporation (“AMCC” or “Company”). This Agreement will not be effective until the date upon which the revocation period specified in Section 6(d) hereof has expired (the “Effective Date”).

RECITALS

A. AMCC is a corporation doing business in the state of California, where Executive was employed.

B. Executive had been employed by AMCC from 1996 until June 17, 2005 (the “Termination Date”).

C. AMCC and Executive hereby set forth the terms of Executive’s separation from AMCC, including Executive’s release of all claims and disputes he has against AMCC arising out of his employment relationship.

AGREEMENT

1.	Employment Termination.

AMCC and Executive agree that his employment terminated on the Termination Date. Executive has previously resigned from all offices which he held at AMCC, including as a Chief Operating Officer of AMCC.

2.	Severance Benefits.

a.	AMCC will pay to Executive, within 15 days of the Effective Date, the Stay Put Bonus as defined in Section 9 of the Employment Agreement between the Company and Executive dated March 9, 2005 (the “Employment Agreement”).

b.	Executive will receive credit for an additional twelve (12) months of service for purposes of vesting with respect to the Stock Options as defined in the Employment Agreement.

c.	For a period of three months after the Termination Date, Executive shall receive medical benefits at the same level at which he received such benefits at the time of the Termination Date. At the conclusion of this 3 month period, Executive may enroll and participate in the Company’s Retiree Medical and Dental Plan.

3.	No Other Amounts Owing.

AMCC has paid Executive all accrued wages, commissions, bonuses, paid time off and vacation pay as of the Termination Date, with the exception of his deferred compensation under AMCC’s Executive Deferred Compensation Plan, and the Stay Put referred to above. Executive acknowledges that, except as expressly set forth herein, Executive is not now and shall not in the future be entitled to any other payments, benefits or compensation including, without limitation, other wages, commissions, bonuses, paid time off, vacation pay, holiday pay, severance pay, or any other form of compensation.

4.	Release of All Claims.

In exchange for the consideration set forth herein, Executive hereby unconditionally, irrevocably and absolutely releases and discharges AMCC, its owners, directors, officers, employees, agents, attorneys, stockholders, insurers, divisions, successors and assigns, and any related holding, affiliate, parent, sister or subsidiary corporations (collectively, the “Released Parties”) from any and all loss, liability, claims, demands, causes of action or suits of any type, whether in law or in equity, related directly or indirectly, or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Executive’s employment with AMCC or its affiliates and the termination of said employment. This release specifically applies, without limitation, to any and all contract, common law or tort claims, all claims for attorneys’ fees, costs and expenses, claims for wrongful terminations, constitutional or other statutory claims, including, but not limited to, alleged violations of the California Labor Code or the federal Fair Labor Standards Act, the Executive Retirement Income Security Act, the National Labor Relations Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964 and the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), or any other federal or state statutes or provisions or common law theories available in any jurisdiction; provided, however, that this release shall not apply to (i) claims by Executive for indemnification in his capacity as an officer, employee or director of AMCC or any of its related holding, affiliate, parent, sister or subsidiary corporations, whether under AMCC’s or an affiliate’s Certificate of Incorporation or By-Laws or pursuant to any other indemnification provision or agreement, including without limitation the Indemnification Agreement dated August 12, 1996 between AMCC and Executive (the “Indemnification Agreement”); (ii) rights to receive insurance payments or defense costs under any policy maintained by the Company or its affiliates; (iii) rights to receive retirement benefits that are accrued and fully vested as of the Termination Date; and (iv) rights Executive may have as a stockholder of AMCC, including without limitation to receive any payments as a stockholder in AMCC or any affiliate, whether as dividends, distributions or damages payments made to shareholders as a result of any derivative claims or shareholders’ class actions.

5.	No Further Action.

Executive irrevocably and absolutely agrees that he will not prosecute nor allow to be prosecuted on his behalf, in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above, it being the intention of the parties that with the execution by Executive of this Agreement, the Released Parties will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Executive related in any way to the matters discharged herein. The foregoing notwithstanding, nothing in this provision is intended to interfere with Equal Employment Opportunity Commission’s, or state counterpart agency’s, authority to investigate charges filed with those agencies or Executive’s right to cooperate with those agencies.

6.	ADEA Waiver.

Executive further acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under ADEA. Executive also acknowledges that the consideration given for the waiver and release to which he is agreeing herein is in addition to anything of value to which he was already entitled. Executive acknowledges that he is advised by this writing, as required by the Older Workers Benefit Protection Act, that:

a.	his waiver and release do not apply to any rights or claims that may arise after the Effective Date;

b.	he should consult with an attorney prior to executing this Agreement (although he may voluntarily choose not to do so);

c.	he may have at least 21 days to consider this Agreement (although he may by his own choice execute this Agreement earlier);

d.	he has seven days following the execution of this Agreement to revoke his release of ADEA claims; and

e.	this Agreement will not be effective until the Effective Date.

7.	Section 1542 Waiver.

Executive acknowledges that he has read and understands Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Executive hereby expressly waives and relinquishes all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to his release of any claims he may have against the Released Parties.

8.	No Solicitation/Non Disparagement.

a.	Commencing upon the Termination Date and ending two years thereafter, Executive shall not, directly or indirectly, solicit or encourage any employee or agent of AMCC or its affiliates to consider going to work or work for any other person or entity.

b.

Executive shall not make any derogatory or adverse statements, written or verbal, regarding AMCC or any of its affiliates or related corporations, present or former directors, officers or employees, to anyone; provided, however, that it shall not be a violation of this sentence if Executive makes truthful statements as part of any testimony he provides in response to a subpoena. AMCC shall not make and shall use its best efforts to cause its present and former directors, officers and employees, not to make any derogatory or adverse statements, written or verbal, regarding Executive to anyone; provided, however, that it shall not be a violation of this sentence if AMCC or any such corporation, director, officer or employee makes truthful statements as part of any testimony provided in response to a subpoena.

c.	Executive acknowledges that the obligations set forth in this Section 8 are reasonable, valid and enforceable. However, if a court of competent jurisdiction finds any of the provisions of this Agreement to be too broad to be enforceable, it is the parties’ intent that such provision be reduced in scope by the court to the extent deemed necessary by that court to render the provision enforceable.

9.	Confidentiality.

Executive shall not use or disclose any non-public, proprietary or confidential information relating to the Company which he acquired while employed by the Company.

10.	Future Cooperation.

Executive agrees that he shall cooperate fully with AMCC in the resolution of any matters in which he was involved at the time of his termination and in the defense or prosecution of any claims, actions or defenses now in existence or which may be brought or threatened in the future against or on behalf of AMCC. Cooperation in connection with such matters, actions and claims shall include, without limitation, being available, upon reasonable notice, to meet with AMCC regarding matters in which Executive has been involved; to prepare, upon reasonable notice, for any proceeding (including, without limitation, depositions, consultation, discovery or trial); to provide affidavits; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness in connection with any litigation or other legal proceeding affecting AMCC. If AMCC requests that Executive travel more than 50 miles from his home in connection with the provisions of this paragraph, AMCC shall reimburse Executive for his reasonable out-of-pocket travel expenses. Executive further agrees that should he be contacted (directly or indirectly) by any person or entity adverse to AMCC, Executive shall promptly (within 48 hours) notify the Senior Vice President of Human Resources at AMCC by fax at 858-535-6800.

11.	Entire Agreement.

Each of the parties represents that no promise, inducement or agreement not herein expressed has been made to it or him, that this Agreement contains the full and entire agreement between and among the parties, and that the terms of this Agreement are contractual and not a mere recital. However, nothing herein supersedes the terms of any confidentiality, invention or secrecy agreements executed by Executive, including without limitation the Inventions, Confidentiality and Trade Secrets Agreement executed by Executive on or about August 12, 1996 (collectively, “confidentiality agreements”), all of which shall remain in full force and effect per their terms, and nothing herein relieves AMCC of its obligations pursuant to the Indemnification Agreement, which also remains in effect in accordance with its terms.

12.	Applicable Law.

The validity, interpretation, and performance of this Agreement shall be interpreted according to the laws of the State of California, without regard to its choice of law principles.

13.	Dispute Resolution.

Except as provided by law, and except regarding any claims brought pursuant to Sections 8 or 10 of this Agreement or any confidentiality agreement, any dispute arising out of or related to this Agreement shall be resolved through binding arbitration before an arbitrator selected by agreement of the parties, or in the absence of agreement, by the offices of JAMS in San Diego, California, under the then current applicable commercial arbitration rules of the American Arbitration Association. Except as provided by law, each party shall be responsible for its own costs and attorneys’ fees in connection with the arbitration.

14.	Severability.

If any provision of this Agreement, whether in an entire section or portion thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, which may be given effect without the invalid provision. To this extent, the provisions of this Agreement are declared to be severable.

15.	No Admission of Liability.

It is understood that this Agreement is not an admission of any liability by any person, firm, association or corporation but is in compromise of a disputed claim.

16.	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates shown below.

Dated: June 24, 2005
/s/ THOMAS L. TULLIE
Thomas L. Tullie

Applied Micro Circuits Corporation

Dated: June 24, 2005	By:	/s/ CANDACE KILBURN
	Title:	Senior Vice President, Human Resources